UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2010
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center
Suite 1070
Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
TreeHouse Foods, Inc. (the “Company”) is filing this Current Report on Form 8-K in order to provide certain supplemental financial information regarding Sturm Foods, Inc. (“Sturm”) and certain pro forma financial information regarding the Company. The pro forma financial information gives effect to the Company’s proposed acquisition of Sturm pursuant to the previously announced Stock Purchase Agreement dated as of December 20, 2009. The Company’s proposed acquisition of Sturm has not been consummated and remains subject to certain customary closing conditions.
The exhibits listed under Item 9.01 below relate to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 16, 2009, and are filed herewith for incorporation by reference in the Registration Statement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

23.1	Consent of Grant Thornton LLP, independent certified public accountants for Sturm.

99.1	Sturm Foods, Inc. audited balance sheets as of March 31, 2009 and 2008, and the related statements of income, stockholders’ deficit and cash flows for the years then ended.

99.2	Sturm Foods, Inc. unaudited balance sheets as of March 31, 2009 and December 31, 2009, and the statements of income and cash flows for the nine-month periods ended December 31, 2009 and December 31, 2008.

99.3	TreeHouse Foods, Inc. unaudited pro forma condensed combined balance sheet as of December 31, 2009 and unaudited pro forma condensed combined income statement for the year ended December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: February 16, 2010	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

23.1	Consent of Grant Thornton LLP, independent certified public accountants for Sturm.

99.1	Sturm Foods, Inc. audited balance sheets as of March 31, 2009 and 2008, and the related statements of income, stockholders’ deficit and cash flows for the years then ended.

99.2	Sturm Foods, Inc. unaudited balance sheets as of March 31, 2009 and December 31, 2009, and the statements of income and cash flows for the nine-month periods ended December 31, 2009 and December 31, 2008.

99.3	TreeHouse Foods, Inc. unaudited pro forma condensed combined balance sheet as of December 31, 2009 and unaudited pro forma condensed combined income statement for the year ended December 31, 2009.

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